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                                                                  EXHIBIT 99-C1


                              Exhibit 24(b)(10)(b)

                      Written Consent of Ernst & Young LLP


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                         CONSENT OF INDEPENDENT AUDITORS



     We consent to the reference to our firm under the caption "Independent Auditors" in the Statement of Additional Information and to the use of our reports (1) dated February 15, 2002 with respect to the statutory-basis financial statements and schedules of Western Reserve Life Assurance Co. of Ohio, and (2) dated January 31, 2002 with respect to the financial statements of the WRL Series Annuity Account, included in Post-Effective Amendment No. 4 to the Registration Statement (Form N-4 No. 333-82705) and related Prospectus of WRL Series Annuity Account.

                                                  ERNST & YOUNG LLP


     Des Moines, Iowa
     April 19, 2002